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                                                                Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 2003, in the Registration Statement (Form S-4 Amendment No. 2, No. 333-109381) and related Prospectus of Haights Cross Communications, Inc. for the registration of its $140,000,000 11 3/4 % Senior Notes due 2011.

Ernst & Young LLP

New York, New York
January 12, 2004